[BONTEX COMMON STOCK CERTIFICATE]

NUMBER           [BONTEX SYMBOL] BONTEX, (registered trademark)SHARES
                                   INC.
B
 ----------                                                    --------

INCORPORATED UNDER THE LAWS      COMMON STOCK          SEE REVERSE FOR
OF THE COMMONWEALTH OF VIRGINIA                        CERTAIN DEFINITIONS
                                                       CUSIP 09852W 10 9


THIS IS TO CERTIFY THAT




is the owner of




      shares, fully paid and non-assessable, of the COMMON STOCK of the par value of Ten Cents (10 cents) each of

                               BONTEX, INC.

transferable on the books of the Corporation by the holder in person or by duly authorized attorney upon surrender of this Certificate properly endorsed.

      This Certificate is not valid until countersigned by the Transfer Agent and Registrar.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed.

Dated:


s/Charles W. J. Kostelni     [Bontex's Corporate   s/James C. Kostelni
  Secretary                  Seal appears here]      President and Chief
                                                     Executive Officer

COUNTERSIGNED:

  REGISTRAR AND TRANSFER COMPANY
            Transfer Agent and Registrar

By

            AUTHORIZED SIGNATURE
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Bontex, Inc.'s authorized capital stock includes preferred stock which, when issued, shall have certain preferences or special rights in the payment of dividends, in voting, upon liquidation, or otherwise. The Corporation will, upon request, furnish to any stockholder, without charge, information as to the number of such shares of each class or series of such preferred stock authorized and outstanding and a copy of the portions of the Articles of Incorporation or resolutions containing the designations, preferences, limitations and relative rights of all shares and any class or series thereof. Any such request is to be addressed to the principal office of the Corporation or to the Transfer Agent named on the face of this certificate.

      The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -   as tenants in common
TEN ENT -   as tenants by the entireties
JT TEN  -   as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN AOT -             Custodian
                   ------------          --------------
                   (Cust)                     (Minor)

under Uniform Gifts to Minors Act
                                  ----------------------------------------
                                                    (State)

  Additional abbreviations may also be used though not in the above list.


      For value received,                         hereby sell, assign and
                         -------------------------
transfer unto


PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE
-------------------------------

-------------------------------


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(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

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                                                                        Shares
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of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

                                                                      Attorney
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to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.


Dated
      -------------------


NOTICE:
      ---------------------------------------------------------------------
      THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.



SIGNATURE(S) GUARANTEED:
                        ---------------------------------------------------
                        THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.


Until the Separation Time (as defined in the Rights Agreement referred to below), this certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement, dated as of September 30, 1997 (as such may be amended from time to time, the "Rights Agreement"), between Bontex, Inc. (the "Company") and Wachovia Bank, N.A., as Rights Agent, the terms of which are hereby incorporated by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may be exchanged for shares of Common Stock or other securities or assets of the Company, may expire, may become void (if they are "Beneficially Owned" by an "Acquiring Person" or an Affiliate or Associate thereof, as such terms are defined in the Rights Agreement, or by any transferee of any of the foregoing) or may be evidenced by separate certificates and may no longer be evidenced by this certificate. The Company will mail or arrange for the mailing of a copy of the Rights Agreement to the holder of this certificate without charge within five days after receipt of a written request therefor.

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